UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 8, 2010

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information with respect to the Plan (as defined below) contained in Item 8.01 of this report is incorporated by reference in this Item 1.01.

Item 8.01.  Other Events.

On November 8, 2010, Ares Capital Corporation, a Maryland corporation (the “Company”) provided notice to its registered stockholders that are participants in the Company’s dividend reinvestment plan that the Company expects to amend and restate its dividend reinvestment plan (the “Plan”) effective December 13, 2010 to, among other things, reflect that The Bank of New York Mellon (“BNY Mellon”) will replace Computershare Trust Company, N.A. (“Computershare”) as the Company’s plan administrator under the Plan.  The change in plan administrator is in connection with the Company’s expected change in transfer agent from an affiliate of Computershare to BNY Mellon that is currently scheduled to be effective December 13, 2010.  When the amended and restated Plan becomes effective December 13, 2010, it will apply to dividends paid thereafter.

Descriptions of the amended Plan in this current report are qualified in their entirety by reference to a copy of such document that is filed as Exhibit 10.1 to this current report and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1	Amended and Restated Dividend Reinvestment Plan, effective as of December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: November 8, 2010

	By:	/s/ Richard S. Davis
	Name:	Richard S. Davis
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Dividend Reinvestment Plan, effective as of December 13, 2010